NOTICE

THIS CHARTER IS SUBJECT TO A SECURITY INTEREST GRANTED BY BIG HOOK, L.L.C. AS OWNER OF THE VESSEL NAMED HEREIN TO NATIONSBANC LEASING CORPORATION
("MORTGAGEE") PURSUANT TO THE TERMS AND CONDITIONS OF THE MORTGAGE ON THE VESSEL GRANTED BY OWNER TO MORTGAGEE AS DESCRIBED IN SECTION 7 OF THIS CHARTER.



                           BAREBOAT CHARTER


Big Hook, L.L.C., a Washington limited liability company (Owner) and Horizon Vessels, Inc., a Delaware corporation and a wholly owned subsidiary of Horizon Offshore, Inc. (Charterer) agree in consideration of the covenants and provisions herein as follows:


                               AGREEMENT

     1. Owner agrees to let and Charterer agrees to hire, on a bareboat basis, the Derrick Barge VALHALLA, O.N. 652734, hereafter referred to as Vessel, on the terms and under the conditions set forth below.

          The Vessel is identified as follows:

          a.   Type and/or use     :    derrick barge
          b.   Length              :    427'
          c.   Width               :    98'
          d.   Depth               :    25'

          The term Vessel shall be deemed to include not only the Vessel itself, but all of her machinery, cranes, equipment, spare parts, tools, fuel, furnishings, gear and consumables, stores, and other inventory items, apparel, appurtenances, and all other items belonging thereto as of the date thereof.

                             COMMENCEMENT

     2. The charter term shall commence with delivery (as later herein described) on a date selected by Charterer not earlier than May 15, 1998, nor later than May 29, 1998.




                                 TERM

     3. Unless otherwise mutually agreed by parties, this charter shall be for a term of eighteen (18) months, with the charter term deemed to commence as of the date of delivery of the Vessel by Owner to Charterer. The charter shall terminate eighteen (18) months after commencement or earlier at the time of any actual or constructive or compromise total loss of the Vessel.

                             CHARTER HIRE

     4.   Charterer  shall  pay  Owner  US  $200,000.00   per month during the
contract term.

          The first month's hire (US $200,000.00) shall be payable in advance upon the execution of this charter agreement, and all further hire shall be payable in advance in monthly increments commencing on the date which is thirty (30) days after the date of delivery. In the event a payment date falls on a weekend or bank holiday, the payment shall be due on the next banking day. In the event Charterer fails to pay monthly charter hire before the inception of each month, the failure to pay shall be considered a material breach of this charter agreement and Owner at its sole discretion can remove the Vessel from the jobsite and Charterer's possession. Hire payments due but unpaid shall bear interest at the rate of 12% per annum until fully paid. In the event of a total loss or constructive or compromise total loss of the Vessel, and upon receipt by Owner (or the Mortgagee if the Mortgage shall not then be satisfied of record) of insurable interest in the hull insurance proceeds, Charterer's obligation for hire shall cease.

                               SECURITY

     5. Prior to delivery, Charterer shall post with Owner security in the amount of US $5,000,000.00 in the form of a bond or other financial instrument satisfactory to Owner, to guarantee Charterer's performance of the charter. This amount shall be due and owing to Owner if this charter is cancelled (i) for any reason by Charterer other than upon the actual, constructive, or compromise total loss of the Vessel or (ii) if this charter is cancelled by Owner for default ("cause") as defined herein.

                           OPERATION AND USE

     6. Charterer shall, at its sole expense, man, fuel, victual, navigate, operate, maintain and supply the Vessel, and shall pay all charges and expenses of every kind and nature whatsoever relating to the use and operation of the Vessel during this charter. It is expressly understood that this is intended as a demise of the Vessel by Owner to Charterer for the term of this agreement, and that Charterer shall have full, complete and exclusive possession, command and control of the Vessel and of its navigation and operation.

     Charterer shall employ the Vessel only in lawful trades and activities, and shall operate the Vessel within the trading limits and other conditions imposed by the insurances on the Vessel. Charterer shall not take the Vessel into foreign waters without prior written approval from Owner, which approval shall not be unreasonably withheld.

     Charterer covenants that it shall not knowingly cause or permit the Vessel to be operated in any manner contrary to the laws of the United States or of any state or country wherein the same is operated.

                    REPRESENTATIONS  AND COVENANTS

     7. Charterer shall have full opportunity to inspect the Vessel prior to delivery to determine its condition and suitability for service, and may additionally arrange for the pre-delivery inspection of the Vessel by a surveyor or similar technical representative of its choice. Items of deterioration or damages from the Vessel's condition as of the date of the final inspection found at delivery are to be repaired by Owner. Otherwise, the Vessel is chartered to Charterer on an "AS IS, WHERE IS" basis, and it is specifically agreed that Owner makes no representation or warranty, express or implied, regarding condition of the Vessel or its suitability for any purpose, and Owner shall not be held to any warranty of seaworthiness, fitness for a particular purpose or workmanlike service.

          Owner represents and warrants as follows:

          (a) Owner is the owner of the Vessel, and the Owner now has and will have at delivery good and marketable title to the Vessel without the consent or approval of any other person or entity, and no other person or entity has any right, title or claim to the Vessel, or to lease or otherwise use the Vessel, and there are no options outstanding to any other entity to purchase, lease, or otherwise use the Vessel.

          (b) Except for that certain Preferred Ship Mortgage (the "Mortgage") granted to Nationsbanc Leasing Corporation ("Mortgagee"), as previously provided to Charterer, the Vessel is free and clear of all liens, claims, debts, and encumbrances and all other claims for possession or otherwise, including but not limited to all maritime liens and all security interests whatsoever, (collectively "Liens") and is charter and contract free, and no equipment of any kind on the Vessel is leased. Charterer acknowledges that the Vessel is mortgaged to Mortgagee pursuant to the Mortgage and that Charterer has received a copy of the Mortgage, and Charterer agrees that any claims and rights of Charterer in and to the Vessel which Charterer may have against Owner or the Vessel arising under or as a result of this charter shall be subordinate to the lien of the Mortgage, including any increases to the Mortgage pursuant to the provisions of this Section 7.

          (c) There are no suits, actions, proceedings, arbitrations, claims or investigations pending or threatened against, that would affect the title of the Vessel or which could give rise to a Lien, attachment, seizure, forfeiture or other claim against the Vessel, or which otherwise materially affect the Vessel.

          (d) There are no facts or circumstances, past or present, that would prevent the Vessel from operating legally under applicable federal law and regulations of the United States of America.

          (e) The Vessel has not been involved, in any way, in the violation of the laws of the United States of America or the laws of any other country in a manner which could result in the penalty of forfeiture being invoked against the Vessel, or otherwise hinder Charterer from operation of the Vessel.

          (f) In addition to the foregoing representations and warranties, Owner represents and warrants as follows:

               1) Owner is a limited liability company duly organized, validly existing, and in good standing under the laws of Washington.

               2)

                    (i) Owner has all company power and authority necessary to charter the Vessel pursuant to this Charter;

                    (ii) The  officer  or  attorney-in-fact   executing   this
                         Charter on behalf of Owner has been duly authorized by the Members and Managers of Seller to execute and deliver this Charter and the other documents called for herein to be executed and delivered at or prior to Closing and to otherwise consummate the transactions contemplated hereby;

                    (iii)All  company  action  necessary  for this Charter  to constitute the valid, binding, and legal obligation of Owner, enforceable in accordance with its terms, has been taken.

          Owner unconditionally and without limitation agrees to indemnify, defend and hold harmless the Charterer, and/or its successors and assigns and each of them, from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (including interest, penalties and actual attorneys' fees incurred and the costs of litigation) that the Charterer shall incur or suffer as a result of (i) any representation, beach of warranty or nonfulfillment of any agreement, representation, warranty or covenant on the part of the Owner hereunder, or (ii) any claim, demand, Lien, judgment, fine, penalty or obligation which arise out of, result from or relate to the Vessel. In the event that the Vessel is arrested, seized, or attached, or any arrest, seizure, or attachment is threatened, as a result of any claim of Lien or other adverse claim of any person or entity to any right, title, or interest in the Vessel, Owner will promptly bond the claim thereby securing its release or otherwise discharge the claim, or if so bonded or discharged by Charterer or its successors or assigns then Owner shall pay to same upon demand all costs, expenses, and attorneys fees incurred thereby together with interest thereon at the rate of 12% per annum from demand until paid. Charterer shall have the right to set off and deduct from any amounts owing to Owner under this Agreement amounts due Charterer from Owner under the terms of this Agreement including without limitation this Section 7.


     Owner covenants and agrees that it shall not at any time incur Liens or additional mortgages on the Vessel or increase the amount of the Mortgage to more than $13,000,000.00 or cross-collateralize or cross-default the Vessel with any other indebtedness. Owner covenants and agrees that it shall not sell or otherwise dispose of the Vessel or any interest therein. Owner covenants and agrees that it shall not at any time from the date hereof through the term of this charter disturb the quiet enjoyment of Charterer to the Vessel.


Owner shall execute and deliver to Charterer on the date of execution of this Charter and again on delivery of the Vessel to Charterer an officer's certificate in the form attached hereto as Exhibit "A".

                               DELIVERY

     8. The Vessel shall be delivered to Charterer in Houma, Louisiana, at a safe berth with free and ready access and open to the sea, with any sales or use taxes due to be solely for Charterer's account.

          Acceptance of the Vessel by Charterer shall constitute the admission by Charterer of Owner's full performance of its obligations under this agreement, and Charterer shall not thereafter be entitled to claim against Owner on any basis, including (without limitation) seaworthiness of the Vessel, negligence of Owner, latent defect or condition, any condition or fitness, or any representation or warranty, express or implied, with respect to the Vessel, her furnishings and equipment, except that Owner warrants that the Vessel is owned by Owner and is free and clear of liens, claims, and encumbrances, including maritime liens, other than the Mortgage.

                            ON-HIRE SURVEY

     9. On or before the date specified above for delivery of the Vessel to Charterer, the Vessel shall be surveyed by a mutually acceptable surveyor to determine its condition. Owner and Charterer shall agree upon the manner in which the condition of the Vessel upon delivery, and at redelivery, shall be established; the method which is agreed must involve written and/or photographic documentation of the condition of the Vessel. The costs of such method for establishing the condition of the Vessel for delivery shall be divided equally and paid separately by each party.

                              INVENTORIES

     10. Prior to delivery of the Vessel, Owner shall provide Charterer with a written inventory of machinery, cranes, equipment, spare parts, tools, fuel, furnishings, gear and consumables, stores, and other inventory items, apparel, appurtenances, and all other items belonging thereto as of the date thereof, which inventory shall be reviewed and verified by Charterer. The inventory shall specifically identify those items, as well as their quantity and condition.

          Charterer shall return the Vessel to Owner unless otherwise mutually agreed by the parties, at redelivery or otherwise, with the same machinery, cranes, equipment, spare parts, tools, fuel, furnishings, gear and consumables, stores, and other inventory items, apparel, appurtenances, and all other items belonging thereto as of the date hereof. Any loss, damage or deficiency with respect to such machinery, deck crane, equipment, consumables, stores, furnishings and gear at redelivery shall be made up by Charterer or Charterer shall pay to Owner the sums actually necessary to repair, replace or replenish said items, in each case less ordinary wear and tear as defined in
Article 13, below.

          The written inventory shall be conclusive between the parties with respect to equipment and consumables.

                              MAINTENANCE

     11. Charterer shall, at its own expense, maintain the Vessel in the same good condition, repair and working order as when received less ordinary wear and tear as defined in Article 13, below. Charterer's responsibility for maintenance shall include all costs and expenses relating to Coast Guard, American Bureau of Shipping and similar inspections arising during the term of the charter, including the costs and expenses of compliance with the requirements of such entities.

                              ALTERATIONS

     12. Charterer may not modify the Vessel, or make structural alterations or additions without the prior written consent of Owner, such consent not to be unreasonably witheld. Any alterations, additions or modifications allowed by Owner shall be removed by Charterer prior to redelivery, and the Vessel shall be returned to the same condition as upon delivery (less ordinary wear and tear as set forth in Article 13., below).

                            OFF-HIRE SURVEY

     13. At the conclusion of the charter term (or sooner, at Owner's option in the event of default by Charterer), an off-hire survey of the Vessel upon the same method utilized pursuant to Article 7, above, to establish the condition of the Vessel for delivery shall be conducted. This survey shall be conclusive between the parties with respect to Charterer's obligation to redeliver the Vessel to Owner in the same good working order, repair and condition as when received, less ordinary wear and tear. The term "ordinary wear and tear" shall not include such wear and tear as would have been corrected with routine maintenance. The costs of such survey shall be divided equally between Owner and Charterer and paid directly by each.

                              REDELIVERY

     14. Charterer shall be obligated to redeliver the Vessel to Owner at the place of delivery at the conclusion of the charter term or earlier (at Owner's election in event of default) in the same good condition, repair and working order as when received, less ordinary wear and tear as identified in Article 13., above. Redelivery shall not be deemed to have occurred until the Vessel is restored to the same repair and condition, less ordinary wear and tear, as upon initial delivery.

          Charter hire shall continue at the rate specified in Article 4. above, for every day after the date specified at the conclusion of the charter term, until redelivery has occurred, i.e., the Vessel has been restored to the required good order and condition, unless otherwise mutually agreed by the parties.

          Should Charterer fail to make required repairs, Owner shall have the options of making the repairs itself, with Charterer to reimburse Owner fully for such repairs, or, value such repairs and submit to Charterer an invoice for the reasonable cost of such repairs. In any event, Charterer shall remain liable for charter hire until payment upon the option selected by Owner has been made.

          At time of redelivery, charter hire will continue as above until the Vessel shall be free of any claims, liabilities, liens or encumbrances created or arising during the term of this charter (except such claims, liabilities, liens or encumbrances which have been created solely by Owner.) Should any such claims, liabilities, liens or encumbrances exist at redelivery and Owner shall resolve or settle them, then Charterer shall pay Owner the full sums expended by Owner as well as Owner's legal fees and costs, including such fees or costs necessary to establish Owner's rights to collect such sums from Charterer, as well as fees and costs necessary to resolve or settle such claims, liabilities, liens or encumbrances.

          In addition, interest on unpaid hire, repairs and those charges identified in the foregoing paragraph shall run at the rate of one percent (1%) per month until fully paid.

                               INSURANCE

     15. Charterer shall, at its sole expense, procure and maintain the following insurances during the full term of this charter including all extensions thereof:

     a. Hull and Machinery Insurance, including collision and tower's liability coverage, pursuant to Pacific Coast Tug & Barge Form
          (1979), or equivalent, with an insured amount of US $17,000,000.00. The Hull and Machinery Insurance shall be extended to include War risk and S.R. and C.C. coverage on forms approved by owner.

     b. Full form Protection & Indemnity Liability Insurance, specifically extended to include contractual liability of Charterer under this agreement and all risk of legal liability for all property damage and/or bodily injury which may occur with a limit of US $50,000,000.00.

     c. Broad form Pollution & Environmental Liability Insurance, if not included with the Protection & Indemnity Insurance identified above, inclusive of a Certificate of Financial Responsibility pursuant to Coast Guard Regulations including OPA 90 with limits of US $50,000,000.00.

     d. Standard Workers' Compensation and Employer's Liability Insurance, extended to include coverage for the Longshore Act and the Outer Continental Shelf Lands Act, for all employees of Charterer, all Charterer's contractors and subcontractors and all employees of such contractors and subcontractors. Such insurances shall be statutory limits for compensation coverage, and with minimum limits of US $5,000,000.00 in all other instances.

     e. Commercial General Liability Insurance, specifically including contractual liability coverage for this agreement, including the addendum attached to this agreement, and deleting policy limitations as to watercraft and items in the care, custody and control of an insured, with limits of US $50,000,000.00.

                   ADDITIONAL INSURANCE REQUIREMENTS

     16. The following additional conditions shall apply to each of the insurances identified above:

     a. The policies shall have trading limits encompassing the area of operations of the Vessel.

     b. All policy forms, insurers and insurance brokers shall be subject to Owner's approval, such approval not to be unreasonably withheld.

     c. Charterer shall be solely responsible for payment of all deductibles of all policies, and for payment of premium for each policy. The deductible for each policy shall not exceed US $50,000.00.

     d. Each insurance to be provided (except for workers' compensation and employer's liability insurance) shall name the Owner as an additional insured, with waiver of subrogation. Each policy shall also waive subrogation against associated, affiliated and/or subsidiary companies, joint ventures or partnerships of Owner; each policy shall be primary to Owner's insurances.

     e. Prior to Vessel delivery, Charterer must provide to Owner certificates of insurance evidencing the required coverages, and Charterer shall thereafter provide updated current certificates of insurance during the charter term.

     f. Each policy shall be specifically endorsed to require that notice of cancellation must be sent in writing to each insured at least thirty
          (30) days in advance of such cancellation (ten (10) days in the event of cancellation for non-payment of premiums); each policy shall also be endorsed to require that all insureds, including Owner, be given at least thirty (30) days advance written notification of any material change in policy provisions or of any non-renewal occurring during the term of this charter.

     g. Charterer agrees to indemnify and hold harmless (including necessary legal fees and costs) Owner of and from any loss, damage and/or claim resulting from its failure to procure the specified insurances, or the failure of a specified insurance, including exposure to any loss, damage, claim, suit or liability which would have been covered had the insurances been provided.

     Charterer further agrees that it shall comply with all insurance covenants and agreements of Owner to the Mortgagee under the terms and conditions of Section 2.04 of the Mortgage.

                    LIABILITY, LIENS AND INDEMNITY

     17. Charterer assumes all risk of liability for and to the Vessel and for the use and operation thereof, and for injuries to, illnesses of or deaths of any and all persons and/or loss of or damage to any and all property arising from or incident to such use or operation, whether such injuries or deaths involve Charterer's employees or others and whether such loss or damage involves property of Charterer or of others. Charterer will indemnify and hold harmless Owner and the Vessel against and from all loss, damage, liability and expense, including attorneys' fees and legal costs, arising from or in connection with such injury, death, loss or damage, howsoever caused and whether resulting in whole or in part from the negligence or other fault of either party or the Vessel.

     18. Neither Charterer, Master, nor any other person shall have any right, power or authority to create, incur or permit to be imposed upon the Vessel any liens whatsoever other than (a) liens for salvage, (b) inchoate liens for current crew's wages, (c) liens covered by valid policies of insurance held by or otherwise in favor of Owner (and Mortgagee if the Mortgage is then not satisfied of record) and meeting or exceeding the minimum limits specified in Section 15 above, and (d) inchoate liens not covered by insurance, incurred in the ordinary course of business and not more than thirty (30) days past due. Charterer agrees to carry a properly certified copy of this charter (and the Mortgage if it is then not satisfied of record) with the Vessel's papers, and to exhibit the same to any person having business with the Vessel which might give rise to any lien thereon. Charterer agrees to notify any persons furnishing repairs, supplies, towage or other necessities to the Vessel, that neither Charterer nor the Master has any right to incur, create or permit to be imposed upon the Vessel any liens whatsoever. Such notice, as far as may be practicable, shall be in writing.

          Charterer shall place and keep permanently in a conspicuous place on the vessel, including in the wheel house or pilothouse, during the term of this charter, the notice required by the Mortgage if it is then not satisfied of record as well as a notice in the following form:

          THIS VESSEL IS OWNED BY BIG HOOK, L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY, AND IS UNDER CHARTER TO HORIZON VESSELS, INC. UNDER THE TERMS OF SAID CHARTER, NEITHER THE CHARTERER, ITS OFFICERS, EMPLOYEES OR AGENTS, THE MASTER OR ANY OTHER OFFICER OR MEMBER OF THE CREW OF THIS VESSEL, NOR ANY OTHER PERSON, SHALL HAVE ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR, OR PERMIT TO BE IMPOSED UPON THIS VESSEL ANY LIENS WHATSOEVER, EXCEPT FOR SALVAGE.

          If any libel should be filed against the Vessel, or if the Vessel be otherwise levied against, arrested or taken into custody by virtue of any legal proceedings in any court because of any lien or claim arising out of or during the possession, use or operation of said Vessel by Charterer, Charterer shall promptly, and in any event within fifteen (15) days thereof, cause the Vessel to be released and the lien to be discharged; provided, however, that this provision shall not in any way affect or impair any other obligation or responsibility set forth in this agreement. If the Vessel shall be levied against as set forth above due to any lien or claim arising out of any act or omission by Owner, Owner shall promptly, and in any event within fifteen (15) days thereof, cause the Vessel to be released.

          Except to liens caused or created by Owner and not involving or relating to Charterer's use or possession of the Vessel pursuant to this agreement, Charterer shall indemnify and hold Owner harmless from, and at its own cost defend Owner against, any liens of whatsoever nature upon said Vessel and any claims of whatsoever nature against Owner arising out of or in any way related to any act or neglect of Charterer in relation to said Vessel, or arising out or during, or related to, the possession, use or operation of the Vessel by Charterer.

                           DEFAULT ("CAUSE")

     19. The following shall, without limitation, constitute events of default ("cause") under this charter:

     a.    Failure of the Charterer to pay charter hire in advance when due;

     b. Should Charterer fail to maintain in full force and effect all insurance required under Section 15 of this charter;

     c. Failure of the Charterer to operate said Vessel pursuant to the terms hereof or the failure to fully perform each and every covenant contained herein to be done and performed by Charterer, in each case which continues unremedied after twenty (20) days prior written notice from Owner to Charterer;

     d. The occurrence of any event causing the Charterer to be prohibited by governmental or other action from chartering the Vessel;

     e. The filing of a petition in bankruptcy by or against the Charterer which remains undismissed or unstayed for thirty (30) days; the entry of an order adjudicating the Charterer a bankrupt; the making by Charterer of a general assignment for the benefit of creditors; the appointment of a receiver of any kind, whether in admiralty, bankruptcy, common law or equity proceedings which remains undismissed or unstayed for thirty (30) days; the filing by Charterer of a petition for reorganization under the Bankruptcy Act.

     During occurrence and continuance of an event of default ("cause"), Owner may do each of the following:

     1. Require immediate payment to Owner of the US $5,000,000.00 security provided for in Article 5 hereof, and upon payment the security shall be returned to Charterer.

     2. Personally or by agents or attorneys enter and retake the Vessel without legal process wherever the same may be, and Charterer forthwith upon demand of Owner shall surrender to the Owner possession of the Vessel.

     3. In the event that the Vessel shall be arrested or detained while in possession of Charterer by any judicial or other officer of any country or nation and shall not be released from detention within thirty (30) days from the date of arrest or detention, Charterer does hereby empower and authorize Owner, in the name of Charterer, to apply for and receive possession thereof, or to take possession thereof, and this power of attorney shall be irrevocable and may be exercised not only by Owner but also by any appointee or appointees of Owner with full power of substitution to the same extent and effect as if such appointee or appointees had been named as one of the attorneys above-named by express designation.

     4. In its discretion do all acts and make all reasonable expenditures necessary to retake or regain possession of the Vessel, including without limitation, incur travel, towing and other expenses in retaking and regaining, or attempting to retake and regain, possession of the Vessel. Charterer covenants and agrees to promptly reimburse Owner, with interest at the rate of 12% per annum and an additional 10% administrative surcharge, for any and all expenditures so made or incurred, and until Charterer has so reimbursed Owner for such expenditures the amount thereof, together with such interest, shall be an additional indebtedness due from Charterer to Owner.

     5. If any charter hire due under this charter from Charterer to Owner, or any part thereof, shall be and remain unpaid when the Vessel shall have been retaken and/or repossessed, then notwithstanding such retaking and/or repossession by the Owner, the liability of the Charterer for charter hire for the balance of the term of the charter, as provided for herein, shall not be extinguished, and Charterer covenants and agrees to make good to the Owner any deficiency which may arise from a retaking and/or repossession of the Vessel and/or the negotiation of a new charter with any other party or parties at a lesser amount of charter hire than that herein agreed to, or from its inability to secure any satisfactory party or parties with whom to execute such reasonable charter agreements. Charterer specifically covenants and agrees to pay such deficiency each month as the amount thereof is ascertained by Owner.

                              INSPECTION

     20. The Owner shall have the right to board and examine the Vessel and its logs at any reasonable time. Charterer shall be given reasonable notice of Owner's intent to inspect said Vessel, and shall cooperate in providing access.

                              CASUALTIES

     21. Immediately after any casualty, accident, or damage to the Vessel, Charterer shall furnish Owner full particulars thereof, including copies of any survey reports available to Charterer. Also, Charterer shall notify Owner as soon as practicable of any claim which may be asserted in writing by any third party against the Vessel and shall send Owner a copy of such writing.


                              ASSIGNMENT

     22. Charterer shall not have any right to assign this agreement without the prior written consent of Owner, which consent shall not be unreasonably withheld. Charterer shall not have the right to subcharter the Vessel on a demise basis without the prior written approval of Owner, such approval not to be unreasonably withheld, except to affiliated companies of Charterer.

                        LIMITATION OF LIABILITY

     23. Nothing contained in this charter shall be deemed to prohibit or deny to Owner the benefit of all limitations of, and exemptions from, liability accorded to owners of vessels by any statute or rule of law for the time being in force. This agreement shall not be deemed to be a personal contract such as to deprive Owner of the rights and benefits of any law limiting the liability of vessel owners.

                         PERMITS AND LICENSES

     24. Charterer shall be required to obtain and maintain at its sole cost, all permits, licenses and authorities required for its use or operation of the Vessel by applicable national, state, local or foreign laws or regulations.

                                 TAXES

     25. Charterer shall be responsible for any transportation, use, charter hire, sales, and all other taxes levied or assessed by any taxing entity in connection with this charter, or with the Vessel or its operation during the term of this charter or arising thereafter as a result of the use or operation of the Vessel during this charter, and Charterer shall defend and indemnify Owner with respect to any claims, assessments or notices that such or any other taxes are due from Owner.

                         ADDITIONAL PROVISIONS

     26.  a.   Name Change:  Charterer shall have the right to change the name of the Vessel at any time after posting the security required under Section 5 above.

          b. Owner represents that no brokers have been engaged in connection with this charter, except J. P. McCleary. Charterer agrees to pay J. P. McCleary or his designated company monthly in arrears such commission as shall be agreed between Charterer and J. P. McCleary, which commission shall be in addition to the charter hire. Owner shall have no responsibility to J. P. McCleary or to any other broker.

          c. All obligations of the parties to insure, reimburse, indemnify, defend, hold harmless or pay under this agreement shall survive termination, cancellation or expiration of this agreement.

          d. Charterer specifically warrants it is a citizen of the United States as defined in Section 2 of the Shipping Act, 1916, as amended, or alternatively, that this charter has been approved by the Maritime Administration.

          e. Any claim, suit or action arising out of or relating to this charter, and involving Owner and Charterer, may be maintained in the federal courts located in King County, Washington. The prevailing party in any such suit shall be entitled to recover its costs of suit and reasonable attorneys fees. The parties agree that in the event of pending or threatened breach of the terms and conditions of this charter, the other party will suffer irreparable injury for which an award of money damages will not be adequate. Accordingly, notwithstanding any procedural or substantive law or rule to the contrary, all of which are hereby waived, both parties agree to the granting of injunctive relief, including mandatory injunction.

          f. This constitutes the final agreement between the parties and may not be modified or altered except by a writing signed by both parties.

          g. The headings utilized in this agreement are for reference only; they are not substantive and may not be used to construe this agreement.

          h. This Charter shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns.

          i. This Charter supersedes all prior agreements and undertakings, oral and written with respect to the subject matter hereof. This Charter may only be amended in writing, signed by both parties.

          j. All notices hereunder shall be in writing and delivered by certified mail, return receipt requested, or by telefax confirmed by mail to the addresses set forth below the signatures of the parties below. Notices shall be effective on receipt.

          k. If any provision of this Charter is held to be invalid or unenforceable, such unenforceability shall not effect or impair the validity or enforceability of the remaining provisions of this Charter.

          l. This Charter may be executed in several counterparts all of which shall constitute one and the same agreement.



     The  foregoing  Standard   Bareboat   Charter  is  entered  into  by  the
undersigned parties on this 15th day of May, 1998.


OWNER:                                  CHARTERER:

BIG HOOK, L.L.C.                        HORIZON VESSELS, INC.



By: /s/ Glen A. Earhart                 By: /s/ Bill Lam

Its: MEMBER                             Its: PRESIDENT

Address:                                Address:

5209 East Marginal Way S.               2500 City West Blvd

Seattle, Washington  98134              Suite 2200

P.O. Box 24067                          Houston, Texas  77042

Seattle, Washington  98124-0067

Telephone: (206) 762-0850               Telephone: (713) 361-2600

Facsimile: (206) 764-8595               Facsimile: (713) 361-2693